UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Alexza Pharmaceuticals, Inc. (“Alexza”) on September 28, 2015, as amended on the Form 8-K/A filed on March 24, 2016 (the “Original Report”), with the U.S. Securities and Exchange Commission to report that Alexza issued a promissory note to Grupo Ferrer Internacional, S.A. (“Ferrer”) in the maximum principal amount of $5 million (the “Ferrer Note”) on such date. The purpose of this Amendment is to report that Ferrer has made an additional $1 million available to Alexza under the Ferrer Note and to furnish an amended Exhibit 10.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, the additional disclosure provided in Item 1.01 below, the Exhibit Index disclosed in Item 9.01 and Exhibit 10.1.

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2016, Ferrer made an additional $1 million available to Alexza under the Ferrer Note. As of April 15, 2016, an aggregate of $5 million of the principal amount of the Ferrer Note was outstanding.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Promissory Note issued by the Registrant to Grupo Ferrer Internacional, S.A. dated September 28, 2015, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.
Date: April 15, 2016
	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Promissory Note issued by the Registrant to Grupo Ferrer Internacional, S.A. dated September 28, 2015, as amended.